Exhibit 11.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Form 1-A POS of our report dated April 28, 2021 with respect to the audited financial statements of LiveCare, Inc. (the Company) for the year ended December 31, 2020. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the references to us under the heading “Experts” in such Offering Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

May 19, 2022